Exhibit 23.5


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the inclusion in the Form S-4 Registration Statement for Mid-Atlantic Community BankGroup, Inc. of our report, dated January 30, 1998, on the consolidated financial statements of United Community Bankshares, Inc. for the years ended December 31, 1997 and 1996, and to the reference to our firm in the "Experts Section" of the Form S-4 Registration Statement.



/s/ Goodman & Company, L.L.P.


One Commercial Place
Norfolk, Virginia
September 4, 1998